Exhibit 99.2

Ribbon Acquisition Corp Announces Closing of $50 Million Initial Public Offering.

New York, New York, Jan. 16, 2025 -- Ribbon Acquisition Corp (NASDAQ: RIBBU, the “Company”) today announced the closing of its initial public offering (“IPO”) of 5,000,000 units at an offering price of $10.00 per unit. Each unit consists of one Class A ordinary share and one right to receive one-seventh (1/7) of one Class A ordinary share upon the consummation of an initial business combination.

The units are listed on The NASDAQ Capital Market (“NASDAQ”) and began trading under the ticker symbol “RIBBU” on January 15, 2025. Once the securities comprising the units begin separate trading, the ordinary share and rights are expected to be listed on NASDAQ under the symbols “RIBB” and “RIBBR,” respectively.

A.G.P./Alliance Global Partners acted as sole book-running manager for the offering. The Benchmark Company, LLC acted as the co-manager for the offering.

The Company has granted the underwriters a 45-day option to purchase up to 750,000 units at the initial public offering price to cover over-allotments, if any.

Sichenzia Ross Ference Carmel LLP served as legal counsel to the Company and Loeb & Loeb LLP served as legal counsel to A.G.P./Alliance Global Partners in the offering.

A registration statement related to these securities was declared effective by the Securities and Exchange Commission (the “SEC”) on January 14, 2025. The offering has been made only by means of a prospectus, copies of which may be obtained by contacting A.G.P./Alliance Global Partners, 590 Madison Avenue, 28th Floor, New York, NY 10022, or by telephone at (212) 624-2060, or by email at prospectus@allianceg.com. Copies of the registration statement can be accessed through the SEC’s website at http://www.sec.gov.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Ribbon Acquisition Corp

The Company is a blank check company incorporated in the Cayman Islands as an exempted company with limited liability for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities. While the Company intends to conduct a global search for target businesses without being limited by geographic region, certain executive officers and independent directors are based in Hong Kong, and certain executive officers have experience investing in and building businesses in the Asia Pacific region and have a deep understanding of the region’s business environment, regulations, regulatory bodies and culture. The Company will not undertake an initial business combination with any company being based in or having the majority of the company’s operations in Greater China. The Company is led by Mr. Angshuman (Bubai) Ghosh, the Company’s Chief Executive Officer, and Ms. Zhiyang (Anna) Zhou, the Company’s Chief Financial Officer.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the IPO and search for an initial business combination. No assurance can be given that the offering discussed above will be completed on the terms described, or at all, or that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and preliminary prospectus for the IPO filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact:

Ribbon Acquisition Corp

Anna Zhou

Chief Financial Officer

Email: anna.zhou@ribbonacquisitioncorp.com